DEFINITIVE AGREEMENT


     This Definitive Agreement is made effective the 21st day of December, 2005 among Wellstar International, Inc., a Nevada corporation, ("Wellstar"), and Micro Health Systems Inc., a Florida corporation ("MHS"), Robert L. Barnes, an individual residing in the State of Florida ("Barnes") and Terri Cmorey, an individual residing in the State of Florida ("Cmorey") (MHS, Barnes and Cmorey are collectively referred to in this Agreement as the " Sellers").

                                    RECITALS:

     A. MHS holds the exclusive rights to market, sell and otherwise promote thermal imaging cameras and related software manufactured by Mikron Instrument Co., Inc. in the medical and veterinary markets within the United States, Canada, Mexico and Middle East and has developed and owns proprietary software for use with the Mikron Instrument Co. thermal imaging cameras with supporting manuals which it has utilized in the marketing and distribution of the Mikron Instrument Co. thermal imaging cameras (the Mikron Instrument Co. thermal imaging cameras with all related software and manuals are hereinafter referred to as the "Thermal Imaging System").

     B. MHS has developed a customer base, relationships with preferred vendors and relationships with physicians qualified to interpret images produced through use of the Thermal Imaging System.

     C. Barnes and Cmorey are the sole shareholders of MHS.

     D. Wellstar and Sellers entered into a Term Sheet dated September 2, 2005 and a Letter of Intent dated September 21, 2005 setting forth the essential terms and conditions whereby Wellstar agreed to purchase the assets of MHS (said assets are more fully defined below) from Seller and Seller agreed to sell the MHS assets to Wellstar.

     E. In accordance with the terms of the Term Sheet and the Letter of Intent Sellers desire to transfer to the Wellstar the assets described above, and those additional assets as more fully defined herein used in the operation of Sellers' business, free and clear of all liens and encumbrances (other than those specifically assumed by Wellstar pursuant to this Agreement).

     F. Wellstar and Sellers intend that this Agreement represent the entire agreement of the parties; and that all previous agreements, understandings, term sheets, and letters of intent, written, oral or otherwise, are superseded by and incorporated into this Agreement.

     NOW, THEREFORE, in consideration of the payment by Wellstar to Sellers of cash consideration set forth below and the premises and mutual promises, representations, warranties and covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:



                                   ARTICLE 1
                                  DEFINITIONS

     1.1 "Definitions" Certain terms are defined in the text of this Agreement and such terms shall have the meaning so defined. In addition the following terms as used in this Agreement, shall have the following meanings:

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     "Agreement" shall mean this Agreement,  as it may be subsequently modified, amended or supplemented.

     "Assumed Liabilities" is defined in Section 2.3.

     "Closing" shall mean the transfer by Sellers to Wellstar of the Sellers' Assets pursuant to this Agreement and by Wellstar to Sellers of the consideration set forth herein and the consummation of the other transactions contemplated by this Agreement.

     "Closing  Date" shall mean the day of the Closing as  specified  in Section
2.1.

     "Contracts" shall mean the contracts or agreements between Sellers and third parties listed on Exhibit A, which relate to the supply and exclusive rights to market the Thermal Imaging Cameras.

     "Disclosure Schedule" shall mean the schedule attached to this Agreement incorporating certain disclosures by Sellers to Wellstar, as referenced in this Agreement.

     "Excluded Assets" shall mean the assets of Seller or its affiliates identified in Exhibit B.

     "Force Majeure Event" means any (i) fire, explosion, strike, lockout, casualty or accident; (ii) act of God, including, without limitation, epidemic, hurricane, typhoon, earthquake, cyclone or flood; (iii) war, revolution, civil commotion, act of enemies, blockade or embargo; or (iv) other similar occurrences or acts beyond the reasonable control of a party hereto, which act or occurrence shall make it impossible for the party concerned to carry out the obligations of such party under this Agreement (but lack of financial ability shall not be a Force Majeur Event). Those provisions in this Agreement regarding Force Majeur Event shall only be applicable in a specific situation(s) in which this Agreement expressly provides they shall apply and in no other situations.

     "Intellectual Property" shall include any and all licenses, trademarks, patents, patent rights, engineering and shop drawings, architectural drawings, plans and specifications, sales literature, supplies, computer software, copyrights, computer software license rights and any and all trade secrets, proprietary products and processes or similar property used in or necessary or desirable in connection with the MHS business.

     "Knowledge" shall mean all facts and information within the actual knowledge of Robert L. Barnes (President and Chief Executive Officer), Terri Cmorey (Executive Vice President and Secretary).

     "Liability" means any liability, obligation, debt or commitment of any kind (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Material Contract" shall mean any contract or other agreement if it involves, relates to or affects the Sellers' Assets or was entered into with respect to the Sellers' Business and if any one or more of the following applies: (i) it involves, or may reasonably be expected to involve, the payment or receipt of $15,000 or more (whether in cash or in goods or services of an equivalent value) over its term, including renewal options, or during any one year of its term, (ii) it imposes restrictions on the conduct of the Sellers' business, or (iii) it is not cancelable on notice of not longer than 30 days and it has a term that will expire more than 3 years after the Closing Date.

     "Note" is defined in Section 2.2.

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

     "Sellers' Assets" shall mean any and all assets owned by MHS, Barnes or Cmorey which are used in the MHS business, excluding only the assets detailed as Excluded Assets, along with cash and liquid assets, and specifically including MHS's Intellectual Property, customer lists and records, all thermal images obtained by Sellers existing and potential customer databases, research documents and studies, vendor lists, marketing materials, templates and video clips, web site, all domain names, business name, phone and fax numbers, all FDA registrations and communications including but not limited to applications and responses thereto, provided the foregoing shall not in any event include Excluded Assets.

     "Sellers' Business" shall mean all business operated by MHS in the marketing, sale, distribution and operation of thermal imaging cameras pursuant to MHS's "Manufacturing and Distribution Agreement" entered into the 4th day of June 2001 by and between MHS and Mikron Instrument Co., Inc.

     "Sellers' Records" means MHS's, or its affiliates', books and records, in any form or media, operational, maintenance, construction, environmental and technical records related to the MHS business. For the avoidance of doubt, Sellers' Records specifically excludes (i) any of MHS's, or its affiliates', business plans, strategies and financial records which address or reflect activities outside of the MHS business; and (ii) any of Sellers', or their affiliates', company minute books or records, tax returns or other materials which do not pertain to the MHS business or ongoing day-to-day operation of the MHS business.

     "Required Consents" is defined in Section 3.1.2.

     "Retained   Liabilities"  shall  mean  the  liabilities,   obligations  and
responsibilities of Sellers to be retained by Sellers pursuant to Section 2.4 hereof.

     "Stock" shall mean the common stock, $.001 par value, voting shares of Wellstar International, Inc.

     "Stock Pledge" is defined in Section 2.2.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

     "Tax" and "Taxes" mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                   ARTICLE 2
                                  THE CLOSING


     2.1 The Closing. The Closing shall take place on December ___ at the offices of Steven B. Dolchin, P.A., 3864 Sheridan Street, Hollywood, FL 33021 at 9:00 a.m. or at such other time and place as the parties may otherwise agree.

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

     2.2 Sale of Assets and Purchase Price. At the Closing, the Sellers shall sell, assign and transfer to Wellstar all the Sellers' Assets. The transfer of the Sellers' assets shall be free and clear of all liens and encumbrances, any and all defects, liabilities or security interests, other than the Permitted Encumbrances. Sellers shall execute and deliver all such conveyance documents as shall be specified herein and any additional documents reasonably deemed necessary by Wellstar. Wellstar agrees to pay the Sellers as full consideration the sum of Six Hundred Thousand Dollars ($600,000.00) and Two Million shares (2,000,000) of the Stock, payable as follows:

        (i) Upon execution of the Agreement, the sum of Twenty Five Thousand Dollars ($25,000.00) to be held in trust by the Law Offices of Steven B. Dolchin, P.A. pursuant to the terms of this Agreement.

        (ii) At closing, a cash payment from Wellstar to the Sellers in the amount of Three Hundred Seventy Five Thousand Dollars ($375,000.00). The cash payment shall be made by a wire transfer of immediately available unrestricted funds to MHS at closing to such account as MHS shall designate; and

        (iii) The deferred portion of Two Hundred Thousand Dollars ($200,000.00) shall be evidenced by a negotiable Promissory Note (the "Note") executed and delivered by Wellstar at Closing. The Note shall be substantially in the form acceptable to the Sellers as attached hereto as Exhibit "D". The Note shall bear interest at the rate of 8% per annum, payable One Hundred Thousand Dollars ($100,000.00) with accrued interest thereon on or before the 180th day following the date of the Note, with the balance of the principal and interest due and payable on or before the 365th day following the date of the Note, time being of the essence. The Note may be prepaid in whole or in part without penalty or premium, and shall contain standard waivers of notice of default, presentment or dishonor. The Note shall be fully secured by a pledge of additional Wellstar International, Inc. one year restricted voting common stock in such a number of shares as, based upon the closing bid price of the Wellstar International, Inc. unrestricted publicly traded common stock at the time of closing equates to the face value of the Note. The pledged stock along with executed stock powers "in blank" shall be held in escrow pursuant to a Stock Pledge Agreement, a copy of which is attached as Exhibit "E".

        (iv) At Closing, Two Million (2,000,000) shares of unregistered restricted Stock issued in the name of the Sellers or it designees. Said Stock shall be ordered at Closing or immediately following the Closing for issuance by Wellstar issuing its letter of instruction to its Transfer Agent and the Stock shall have the following characteristics:

                (a) Certificate Legend. The stock certificates issued to the Sellers shall bear the following restrictive legend:

                       THE SECURITIES  REPRESENTED  HEREBY HAVE
               NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                (b) Registration of Stock. On or after the three hundred sixty fifth (365th) day from the Closing date, (the time period commencing after said 365th day is hereafter referred to as the "registration period") Wellstar, in good faith and at its expense, shall promptly cause the Two Million (2,000,000) shares of Stock described above to be



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

 registered in the name of the Sellers or its designee by preparing and filing a Registration Statement on a Form SB-2 or its equivalent with the U. S. Securities & Exchange Commission.. Wellstar agrees to prepare and file all the additional amendments and revisions, forms, statements and other papers necessary and appropriate to complete the registration process to effectively register the Stock. When the registration becomes effective, the restrictive legend placed on the stock certificates issued to the Sellers shall be null and void.

                (c) Blue Sky Requirements. Wellstar shall satisfy all the "Blue Sky Law" requirements in the states where the Seller's shares of stock may be sold through a broker transaction or directly with a market maker.

                (d) Rule 144.  The Stock may only be disposed  of in  compliance with state and federal securities laws. Sellers and Wellstar are aware of the provisions of Rule 144 promulgated under the Securities Act which permit the limited resale of restricted shares subject to the satisfaction of certain conditions enabling the Sellers to trade their stock.

                (e) Leak Out. Following the Stock being registered in the name of the Sellers, the Sellers are restricted for the next twelve consecutive months to only sell its Stock each thirty (30) day period in an amount equal to the lesser of: (i) one (1%) percent of the then trading volume for that thirty (30) day period; or (ii) 400,000 shares during that thirty (30) day period.

                (f) Election to Pay Value. Wellstar may, but is not required to, irrevocably elect not to register the Two Million (2,000,000) shares of Stock transferred to Sellers pursuant to this Agreement by giving written notice to Sellers of its intentions to pay for the value, as defined herein below, of all, but not less than all, of the Stock. The notice shall be mailed to Sellers within Ten (10) business days following the first day of the registration period. However, the Sellers reserve the absolute right to reject the election made by Wellstar, by giving written notice of its intentions to continue to hold and retain the unregistered Stock. The notice shall be given within the following Ten (10) business days from receipt of Wellstar notice.

                        (i) The value of the Stock shall be equal to the closing
                bid price of the unrestricted publicly traded Stock as of the closest trading day from the first day of the registration period with a minimum of Fifty Thousand (50,000) shares of Stock publicly traded. Wellstar shall have Forty five (45) days from the date of its notice to pay the value to the Sellers.

     2.3 Purchase Price Allocation. The purchase price shall be allocated in the following proportions for federal income tax purposes only:

      Customer lists and intangible assets        $600,000.00 plus 1.0 million
                                                  shares of Stock;

      Tangible Assets                             800,000 shares of Stock;

      Covenant Not to Compete                     200,000 shares of Stock.

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

     2.4 Assumed Liabilities. In further consideration for the transfer of the Sellers' Assets, at the Closing, Wellstar will assume, and agree to perform and discharge those obligations of Seller as set forth in the contracts listed in Exhibit A hereto.

     2.5 Retained Liabilities. Except for the Assumed Liabilities, Sellers shall retain and have full responsibility and obligation with respect to all other liabilities and obligation arising from or with respect to the ownership of the Sellers' Assets and the operation of Sellers' business on or prior to the Closing, or to the Excluded Assets at any time (the "Retained Liabilities").

     2.6 Other Actions. Further, each of the parties agrees to take or cause to be taken any and all other actions required to be taken by such party at the Closing in order to consummate the transaction contemplated by this Agreement.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Sellers. Except as set forth in the Disclosure Schedule, Sellers hereby represent and warrant to Wellstar that:

        3.1.1 Due Organization. MHS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary corporate powers to own its property and to operate its business as now owned and operated by it.

        3.1.2 Authority and Consents. The execution, delivery and performance by Sellers of this Agreement, and each and every agreement, document and instrument provided for herein or contemplated hereby, have been duly authorized and approved by the Board of Directors of MHS. MHS has all requisite corporate power and authority to enter into, perform and comply with this Agreement and any and all other such documents. This Agreement and any and all such documents to which MHS currently is or shall become a party has been or will be, as the case may be, duly executed and delivered by Sellers and constitute, or will constitute upon execution and delivery, a legal, valid and binding obligation of Sellers in accordance with its terms. Exhibit G sets forth each Material Contract, the transfer or conveyance of which to Wellstar hereunder shall require the consent of any person not a party to this Agreement (collectively, the "Required Consents").

        3.1.3 Absence of Conflict. Neither the execution and the delivery of this Agreement, nor the execution of any documents or consummation of the transactions contemplated hereby (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Sellers are subject under laws of State of Florida (ii) violate or conflict with any provision of the charter or bylaws of MHS, or (iii) assuming receipt of any Required Consent, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Material Contract.

        3.1.4 Brokers' Fees. Sellers have not engaged nor has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

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

        3.1.5 All Sellers' Assets. With the exception only of the Excluded Assets, the Sellers' Assets constitute any and all rights, assets and property, tangible and intangible, used in the Sellers' Business, as currently being conducted, except for the consulting services to be offered to Wellstar and the training services as referenced in Section 6 below, which services are retained by the Sellers. All tangible assets are to be transferred in an "as is" condition and in good operating order and repair.

        3.1.6 Title to Assets. MHS has good and marketable title to all Sellers' Assets or the right to use all Sellers' Assets free and clear of all liens and encumbrances other than the Permitted Encumbrances.

        3.1.7 Condemnation. There is no pending or threatened condemnation or similar proceeding affecting the Sellers' Assets or any portion thereof, and Sellers have not received any written notice and has no knowledge that any such proceeding is contemplated.

        3.1.8 Subsidiaries. Sellers have no subsidiaries or related persons or entities which own or have any claim upon the Sellers' Assets.

        3.1.9 Financial Statements. MHS has provided Income Tax Returns to Wellstar for the fiscal years ending December 31, 2002, December 31, 2003 and December 31, 2004, with respect to Sellers' Business (the "MHS Financial Statements"). The MHS Income Tax Returns (including the notes thereto, if any) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby.

        3.1.10 Undisclosed Liabilities. Sellers have no Liability which would or could be binding upon Wellstar after Closing, except for the Assumed Liabilities.

        3.1.11 Legal Compliance. Sellers have complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) the violation of or noncompliance with which would have a material adverse effect on Sellers, the Sellers' Assets or The Sellers' Business or on Wellstar's ownership or use of the Sellers'
        Assets. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been given to or commenced against Sellers alleging any failure so to comply.

        3.1.12 Intellectual Property.

        a. MHS owns and has the unencumbered ownership, right to use all Intellectual Property used in the conduct of the Sellers' Business, as presently conducted, and each such item of Intellectual Property owned or used by MHS immediately prior to Sellers' sale of the Sellers' Assets to Wellstar will be owned or available for use by Wellstar free and clear of any claims arising from any third parties or Sellers' use prior to Closing; and

        b. Exhibit A, Part 2 sets forth each item of Intellectual Property. Sellers have made available and shall at Closing transfer to Wellstar correct and complete copies of all Intellectual



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

                Property either on disk or fully printed. Exhibit A, Part 2 also identifies each trade name or unregistered trademark used in the Sellers' Business. With respect to each item of Intellectual Property required to be identified in Exhibit A, Part 2:

                (i) Sellers possess all right, title, and interest in and to the item, free and clear of any Security Interest;

                (ii) The item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

                (iii) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to Sellers' Knowledge, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

        3.1.13 Material Contracts. Disclosure Schedule, Section 3.1.14 lists all Material Contracts. Sellers have delivered to Wellstar a correct and complete copy of each written Material Contract listed in Disclosure Schedule, Section 3.1.13. With respect to each Material Contract: (i) to Sellers' Knowledge, such Material Contract is legal, valid, binding, enforceable, and in full force and effect; (ii) to Sellers' Knowledge, such Material Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the closing of the transactions contemplated hereby; (iii) Seller is not and, to Sellers' Knowledge, no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under such Material Contract; and (iv) to Sellers' Knowledge, no party has repudiated any provision of such Material Contract. Except as set forth in Exhibit G, all Material Contracts that are included in Assumed Liabilities are assignable to Wellstar by Sellers without the consent of any third party.

        3.1.14 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Sellers with regard to the Sellers' Assets or the Sellers' Business.

        3.1.15 Disclosure Litigation. Neither Sellers' Business nor Sellers' Assets are subject to any outstanding injunction, judgment, order, decree, ruling, or charge nor to Sellers' Knowledge, is MHS, Barnes or Cmorey threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator which either involves an amount in controversy of $15,000 or more, or involves or affects the Sellers' Business, the Sellers' Assets, or in any manner seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

        3.1.16 Product Warranty. All products manufactured, sold, leased, or delivered by the Sellers' Business have been in material conformity with all applicable contractual commitments and all express and implied warranties.

        3.1.17 Product Liability. To Sellers' knowledge it has no liabilities arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product or by-product manufactured, sold, leased, transported, exchanged, swapped, conveyed or delivered by the Sellers' he me Business.

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

        3.1.18 Transferable Permits. Each governmental license, franchise, permit or other similar authorization, required in Sellers' Business or relating to the Sellers' Assets, together with the name of the governmental agency or entity issuing such license or permit (collectively the "Permits") are accurately described in Disclosure Schedule, Section 3.1.18. Except as noted in the Disclosure Schedule,
        Section 3.1.18, such Permits are in full force and effect and are transferable by Sellers to Wellstar as contemplated herein. Upon the consummation of such transaction Wellstar will, assuming the applicable Required Consents, if any, have been obtained prior to the Closing Date, have all the right title and interest of Sellers in all the Permits which are transferable by Sellers to Wellstar.

        3.1.19 Shareholder Qualifications. With respect to the Stock acquired by Sellers pursuant to the terms and conditions of this Agreement, Sellers represent as follows:

        a. Accredited Investors. MHS, Barnes and Cmorey each individually and/or collectively represent that the individual(s) or entity acquiring the Stock to be transferred to Sellers pursuant to the terms of this Agreement shall be an "Accredited Investor" as that term is defined in Rule 501 (a), Regulation D promulgated under the Securities and Exchange Act of 1933, that said Stock is being acquired for the designees own account and not with a view towards resale in connection with the public sale or distribution thereof.

        b. Information. Sellers and their advisors, if any, have been furnished with all materials relating to the business, finances and operations of Wellstar and the transfer of Stock contemplated herein which Sellers or their advisors have requested. Sellers understand that the value, current and ongoing, of the Stock to be transferred to Sellers pursuant hereto involves a high degree of risk

        c. Government Review. Sellers understand that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Stock; and that the Stock to be transferred to Sellers pursuant hereto is not and as of the date of Closing will not be registered.

        3.1.20 Survival of Representations and Warranties. Sellers' representations, warranties and covenants shall survive the termination, expiration or cancellation of the Agreement and the transfer and registration of the 2,000,000 shares of Stock to the Sellers.



     3.2 Representations and Warranties of Wellstar. Wellstar hereby represents and warrants to MHS that:

        3.2.1 Due Organization. Wellstar is duly organized, validly existing and in good standing under the laws of Nevada and has all necessary corporate powers and authority to comply with the terms of this Agreement.

        3.2.2 Authority and Consents. The execution, delivery and performance by Wellstar with the terms of this Agreement, and each and every agreement, document, Note and instrument provided for herein or contemplated hereby, have been duly authorized and approved by the Board of Directors of Wellstar. Wellstar has all requisite power and authority to enter into, perform and comply with this Agreement and any and all other such documents. This Agreement and any and all such documents to which Wellstar currently is or shall become a party has been or will be, as the case may be, duly executed and delivered by Wellstar and constitutes, or will constitute upon execution and delivery, a legal, valid and binding obligation of Wellstar in accordance with its terms.

        3.2.3 Absence of Conflict. Neither the execution and the delivery of this Agreement, nor the execution of any documents or the consummation of the transactions contemplated hereby (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Wellstar is subject; (ii) violate or conflict with any provision of the organizational documentation of Wellstar, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Wellstar is a party or by which it is bound or to which any of its assets is subject. 3.2.4 Brokers' Fees. Wellstar has not engaged nor does it have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

        3.2.5 Subsidiary. Trillenium Medical Imaging, Inc., is a wholly owned subsidiary of Wellstar International, Inc., and duly organized, validly existing and in good standing under the laws of Nevada, and has released and assigned to Wellstar all rights, claims and/or interests arising from the term Sheet and/or Letter of Intent between Trillennium and Sellers relative to the purchase and sale of Sellers' Assets.

        3.2.6 Litigation or Administrative Proceedings. There are no disputes, claims, legal, administrative or other actions, suits or proceedings pending, to the knowledge of Wellstar, which is threatened against, or which may prevent, interfere or enjoin the consummation of the transaction contemplated hereby.

        3.2.7 Survival of Representations and Warranties. The representations, warranties and covenants shall survive the termination, expiration or cancellation of the Agreement and the transfer and registration of the 2,000,000 shares of Stock to the Sellers.

        3.2.8 Due Diligence. Wellstar acknowledges that it has thoroughly reviewed to its satisfaction all contracts, books, records, Income Tax Returns for 2002, 2003 and 2004, financial documents and related information; and inspected all tangible and intangible assets as part of the due diligence review under the Letter of Intent dated September 21, 2005.

        3.2.9 Transfer of Stock. The shares of Stock required per Section 2.2 above, shall be delivered within fifteen (15) days of Closing and shall be of the same class of common stock presently listed and outstanding, which shares Wellstar shall have full and lawful authority to deliver, and when so delivered, will have full and equal voting rights and will be fully paid and non-assessable to the Sellers.

        3.2.10 Wellstar Loan Documents. Wellstar's existing loan documents effectively preclude the current registration of Stock to Sellers as the loan document provides: "the Company shall not, and shall not agree to allow the holders of any securities of the Company to include any of their securities, in excess of 250,000 shares of common stock in any registration statement under section 2(a) hereof or any amendment or supplement thereto under section 3(b) hereof without the consent of the holders of a majority in interest of the registrable securities."


                                   ARTICLE 4
                        PRE-CLOSING COVENANTS OF PARTIES

     4.1 Sellers Pre-Closing Covenants. Sellers hereby covenant and agree as follows:


        4.1.1 Operation of Sellers' Business. From the date of execution of this Agreement to the Closing shall operate the Sellers' Business in generally the same manner as the Sellers' Business was operated prior to the execution of this Agreement, and Sellers shall use reasonable efforts to:

                a.      Preserve the Sellers' Business;

                b. Maintain the Sellers' Assets in their current state and condition subject to requirements in the ordinary course of business; and

                c. Sellers' shall not, except in the ordinary course of business, sell, mortgage, transfer or convey any of the Sellers' Assets, or waive or relinquish any material right under any contracts, permits leases and/or license.

        4.1.2 No Shopping. During the term hereof, neither Sellers nor anyone acting on Sellers behalf shall solicit or conduct any negotiation or discussion with any other party regarding the possible sale of the Sellers' Assets.

        4.1.3 Permits and Consents. Sellers shall use reasonable efforts to obtain all Required Consents and cooperate with Wellstar to obtain all Consents or Permits, if any, necessary to transfer any and all of the Sellers' Assets to Wellstar.

        4.1.4 Sellers' Deliveries. Sellers hereby agrees to deliver, or cause to be delivered, each of the documents, property or items to be delivered by Sellers at Closing, including, without limitation, appropriate documents to make the transfers provided for in Section 2.2 hereof.

        4.1.5 Sales and Transfer Taxes. The Sellers shall be responsible for and agree to pay when due all Florida sales, use and transfer taxes arising out of the transfer of the Sellers' Assets to Wellstar.

     4.2 Wellstar's Pre-Closing Covenants. Wellstar hereby covenants and agrees as follows:


        4.2.1 Stock Commitments. Immediately upon Wellstar learning of any revocation, change, amendment, modification, breach or other material development relating to the Stock Commitment set forth in Section 2.2 above or of any proposal for any such revocation, change, amendment or modification or of facts which could reasonably lead to any of the foregoing, Wellstar shall notify Sellers of such development, including in such notice all of the relevant facts relating to any such development.

        4.2.2 Wellstar's Deliveries. Wellstar hereby agrees to deliver, or cause to be delivered, each of the documents, property or items to be delivered by Wellstar as conditions to Closing by Seller.

        4.2.3 Assumption of Contracts. Wellstar agrees to assume the obligations and Liabilities of Sellers' under the Contracts at Closing.

        4.2.4 Permits and Consents. Wellstar shall diligently seek and obtain all Permits, if any, and shall cooperate with Sellers to obtain all Required Consents necessary to transfer any or all Sellers Assets to Wellstar.

                                   ARTICLE 5
                              CONDITIONS TO CLOSING

     5.1 Conditions to Closing by Wellstar. Wellstar shall be under no obligation to close the transactions contemplated by this Agreement unless and until each of the following additional conditions precedent have occurred:

        5.1.1 Representations and Warranties of Sellers True at Closing. Each and every representation or warranty of Sellers shall be true and correct in all material respects as of the Closing Date.

        5.1.2 Performance by Sellers. Sellers shall have performed or complied with each of its covenants and obligations under this Agreement which are to be performed or complied with by Sellers prior to Closing.

        5.1.3 Deliveries to Wellstar. The following original documents, property and items, in form and content reasonably satisfactory to Wellstar, shall have been delivered to Wellstar:

                a. Bill of sale executed by Sellers transferring to Wellstar the Sellers' Assets as contemplated herein and substantially in the form of the Bill of Sale attached hereto as Exhibit C (the "Bill of Sale").

                b. Any and all transferable Permits, executed by the appropriate entity.

                c. Any and all Required Consents from any third party, including but not limited to Mikron Instrument Co. or governmental or quasi governmental agency which shall be required in order to transfer the Sellers' Assets to the Wellstar, executed by the appropriate entity.

                d. Certificate of Good Standing of MHS issued by the Secretary of State of Florida not more than ten days prior to the Closing Date.

                e. Incumbency Certificate of the Officers of MHS executed by such Officers and certified by the Secretary of MHS.

                f. Certified Resolution of the Board of Directors of MHS authorizing the execution and delivery of this Agreement and the following of any and all other actions necessary and proper to consummate the transaction contemplated by this Agreement, certified by the Secretary of MHS.

                g. Officers Certificate of MHS executed by the President, Chief Financial Officer and Secretary of MHS, representing and warranting that all representations and warranties of Sellers contained in this Agreement remain true, accurate and not misleading as of the Closing Date and that the Articles of Incorporation, MHS Resolutions and Incumbency Certificate delivered to Wellstar remain true and unmodified as of the date of Closing.

                h. Original titles of any and all titled Sellers' Assets, duly endorsed for transfer by MHS, and revealing no liens or encumbrances with respect to such assets.

     5.2 Conditions to Closing by Sellers. Sellers shall not be under any obligation to close the transaction contemplated by this Agreement unless and until each of the following additional conditions precedent have occurred:

        5.2.1 Representations and Warranties of Wellstar True at Closing. Each and every representation or warranty of Wellstar shall be true, accurate and not materially misleading as of the Closing Date.

        5.2.2 Performance by Wellstar. Wellstar shall have performed or complied with each of their respective covenants and obligations under this Agreement which are to be performed or complied with by Wellstar prior to Closing.

        5.2.3 Deliveries to Sellers. The following original documents, property and items, in form and content reasonably satisfactory to Sellers, shall have been delivered to Sellers:

                a.      Certificate   of  Good   Standing  of  Wellstar  by  the
                        Secretary of State of Nevada not more than thirty days prior to the Closing Date.

                b. Assignment and Assumption of Contracts executed by Wellstar.

                c.      Acceptance of the Bill of Sale executed by Wellstar.

                d. Incumbency Certificate of the Officers of Wellstar executed by such Officers and certified by the Secretary of Wellstar.

                e. Certified Resolution of the Board of Directors of Wellstar authorizing the execution and delivery of this Agreement and the following of any and all other actions necessary and proper to consummate the transaction contemplated by this Agreement, certified by the Secretary of Wellstar.

                f. Officers Certificate of Wellstar executed by the President, Chief Financial Officer and Secretary of Wellstar, representing and warranting that all representations and warranties of Wellstar contained in this Agreement remain true, accurate and not misleading as of the Closing Date and that the Articles of Incorporation, Wellstar Resolutions and Incumbency Certificate delivered to Sellers remain true and unmodified as of the date of Closing.

                g. True and accurate copies of letters of instruction executed by Wellstar directing its Transfer Agent to immediately issue:

                        (i) Two million shares of Stock pursuant to the terms of Section 2.2 (iv) of this Agreement, one million thereof to be issued in the name of Robert L. Barnes, ss # ###-##-####, to be delivered to 7620 Hyannis Lane, Parkland Florida 33067 and one million thereof to be issued in the name of Terri Cmorey, ss: # 168-58-640, to be delivered to 2842 Kelly Brook Lane, Deerfield Beach Florida 33442, all said shares to be delivered no later than fifteen (15) days from the date of Closing;

                        (ii) Such number of shares of Stock as are required to satisfy the Pledge requirements set forth in
                                Section 2.2 (iii) above, divided equally into two certificates, both to be issued in the name of Steven B. Dolchin, Esq., Escrow Agent, federal tax identification number 52-1824177, along with Wellstar executing stock powers "in blank" for each certificate, to be delivered to 3864 Sheridan Street, Hollywood, Florida 33021 within fifteen (15) days of Closing.

        5.2.4 Payment to MHS. Contemporaneously with Closing, Wellstar shall pay to MHS the cash required to be so paid under Section 2.2 above, such payment to be in immediately available funds.

        5.2.5 Note and Stock Pledge Agreement. Wellstar shall have executed and delivered to MHS the Note and Stock Pledge Agreement.

        5.2.6 Releases. Third parties to Contracts and other obligations that are Assumed Liabilities and are identified on Exhibit F as Contracts and obligations where Sellers will require such releases shall have released Sellers.



                                   ARTICLE 6
                             POST CLOSING COVENANTS

     6.1 Sellers Post-Closing No-Competition Covenants. MHS, Barnes and Cmorey, jointly and severally covenant and agree that they shall not, directly or indirectly, jointly or individually, or as members, owners, directors, advisors, officers, agents, employees of or consultants to any entity, compete with Wellstar in the marketing, sale or distribution of thermal imaging cameras, thermal imaging technology, thermal imaging devices or any services related thereto, regardless of the source or manufacturer of any such thermal imaging cameras, technology or devices except as expressly allowed by the Exception set forth below. MHS, Barnes and Cmorey, jointly and severally acknowledge and agree that this Covenant Not to Compete shall extend for a period of two (2) years post-closing and shall be effective throughout the territory as defined in the "Manufacturing and Distribution Agreement" assigned by Sellers to Wellstar pursuant to the terms of this Agreement, i.e., throughout the United States, Canada, Mexico, and the Middle East. Further, MHS, Barnes and Cmorey, jointly and severally acknowledge and agree that this Covenant Not to Compete is an essential element of the consideration passing from Sellers to Wellstar without which Wellstar would not enter into this Agreement and that breach by either MHS, Barnes and Cmorey, individually or jointly will cause Wellstar irreparable harm, which cannot be compensated by money damages alone such as shall entitle Wellstar to issuance of an immediate injunction, without the necessity of posting bond the requirement of which MHS, Barnes and Cmorey hereby expressly waive, from any Court of competent jurisdiction, as well as to an award of attorney fees and costs incurred in seeking such injunction, which remedies shall be non-exclusive and in addition to any and all other remedies available to Wellstar in law or in equity.

     6.2  Exception.  Notwithstanding  the  terms  and  conditions  set forth in
Section 6.1 above, nothing therein shall be construed to prohibit Sellers from continuing to engage in the business, either individually, jointly, and/or for a corporation, partnership or entity, of providing training of thermal imaging technology by the Sellers on a worldwide basis; and/or forming and operating up to ten (10) privately owned thermal imaging laboratories, provided Wellstar provides the thermal imaging equipment for the laboratories at a favorable price of its cost plus ten percent (10%). Sellers agree individually and collectively that in the event they decide to sell any thermal imaging equipment purchased from Wellstar pursuant to the terms hereof, they shall offer Wellstar a right of first refusal to purchase such equipment on the same terms and conditions as accepted by Sellers from any bona fide third party. Sellers understand and agree not to locate any such clinic within a radius of less than fifteen (15) miles from any facility utilizing or having a right to utilize Wellstar's and/or Trillennium's thermal imaging technology. The training services will include all the information that are commonly referred to as "Boot Camp" programs and the "AMIA" programs provided the Sellers do not offer, recommend, market, merchandise, promote, or sell through these training programs or otherwise, thermal imaging cameras, technology or related devices or services in competition with Wellstar.

     6.3 Consulting and Training. Barnes and Cmorey agree to individually or together provide Wellstar and its designees with such assistance as Wellstar may request in marketing Wellstar's thermographic products and/or services, and provide training to Wellstar employees, agents, users and/or customers on a fee basis only. Sellers jointly agree to continue to provide "Boot Camp" training and advanced "Physician/AMIA" training at quality levels equal to or exceeding those currently provided during a period of one (1) year following the closing date. The services will be on an "as needed" basis, with Wellstar providing MHS, Barnes and Cmorey with a monthly schedule of training dates and locations furnished at least fifteen (15) days before the beginning of each month, with no more than two (2) consecutive days for training each week during the month. The training will be upon a fee basis at currently prevailing scheduled rates to Wellstar and its customers, together with the cost of travel, lodging and food. MHS, Barnes and Cmorey shall submit its monthly fees and costs of travel, lodging and food to Wellstar, which shall be due and payable within ten (10) business days.

     6.4 Access to Records. Upon closing, Wellstar shall have the right to have access to the day-to-day operations of the Sellers' business, and shall have full and complete access to:

               a. any and all records relating to the Sellers' Business, including without limitation all Leases, contracts, reports, data processing files, Intellectual Property, research and records, Tax Returns, books, records and/or accountant worksheets;

               b. any and all reports or studies relating to the Sellers' Business, the thermal imaging cameras, their use, maintenance or repair or compliance with existing laws and regulations.



                                   ARTICLE 7
                                 INDEMNIFICATION

     7.1 Indemnification by Sellers to Wellstar. Sellers hereby agree to protect, defend, indemnify and hold harmless Wellstar and its subsidiaries, affiliates, transferees, successors and assigns, along with the directors, officers, shareholders, partners, attorneys, agents and employees thereof (collectively the "Wellstar Indemnified Parties"), from and against any and all losses, damages, charges, claims, suits, actions, proceedings, demands, assessments, judgments, costs, expenses, liabilities, indebtedness or obligations, including without limitation reasonable attorneys' fees and court costs and the right of set-off against any of Sellers' assets or property owed, held or controlled by Wellstar (collectively "Claims") incurred by a Wellstar Indemnified Party as a result of:

               a. A breach by Sellers or any of them individually of or with respect to any of its material representations, warranties or covenants provided in this Agreement, including but not limited to any misrepresentations or breach of warranty, covenant or agreement by Sellers made or contained in this Agreement or in any certificate or other instrument, contract or agreement furnished or to be furnished to Wellstar under this Agreement;

               b. Any and all Claims incident to or arising from the Sellers' Assets or the Sellers' business relative to the period of time prior to and including the Closing Date.

     7.1.1 Notice of Claim. In the event of the assertion of any Claim by a third party against the Wellstar Indemnified Party the Wellstar Indemnified Party shall give Sellers prompt notice in writing of any such Claim against the Wellstar Indemnified Party, and Sellers shall, at their own cost and expense, through counsel designated by it, defend any such Claim. The Wellstar Indemnified Party shall have the right (but not the duty) to retain its own counsel (at its own expense) and participate in the defense of any such Claim or the settlement of any such Claim. Sellers shall have the right to defend in appropriate proceedings, which proceedings shall be promptly settled or prosecuted to a final conclusion; provided that the Sellers shall reimburse, indemnify, and forever hold Wellstar harmless with respect to any and all damages arising out of any settlement or final conclusion.

     7.2 Indemnification by Wellstar to Sellers. Wellstar hereby agree to protect, defend, indemnify and hold harmless MHS and its parents, subsidiaries, affiliates, transferees, successors and assigns, along with the directors, officers, shareholders, partners, attorneys, agents and employees thereof (collectively the "MHS Indemnified Parties"), from and against any and all losses, damages, charges, claims, suits, actions, proceedings, demands, assessments, judgments, costs, expenses, liabilities, indebtedness or obligations, including without limitation reasonable attorneys' fees and court costs (collectively "Claims") incurred by MHS or a MHS Indemnified Party as a result of:

               a. A breach by Wellstar of or with respect to any of its material representations, warranties or covenants provided in this Agreement, including but not limited to any misrepresentations or breach of warranty, covenant or agreement by Wellstar made or contained in this Agreement or in any certificate or other instrument furnished or to be furnished to Sellers under this Agreement.Any and all Claims incident to or arising, directly or indirectly, from the Sellers assets or Sellers business operations, including use of the name of Micro Health Systems, for the period after the Closing Date.


     7.2.1 Notice of Claim. The MHS Indemnified Party shall give Wellstar prompt notice in writing of any such Claim against the MHS Indemnified Party, and Wellstar shall, at its own cost and expense, through counsel designated by them, jointly and severally defend any such Claim. The MHS Indemnified Party shall have the right (but not the duty) to retain its own counsel (at its own expense) and participate in the defense of any such Claim or the settlement of any such Claim. Wellstar shall have the right to defend in appropriate proceedings, which proceedings shall be promptly settled or prosecuted to a final conclusion;
provided that the Wellstar shall reimburse, indemnify, and forever hold Seller harmless with respect to any and all damages arising out of any settlement or final conclusion.

                                   ARTICLE 8
                                   TERMINATION


     8.1 Conditions to Wellstar's Closing Not Satisfied. This Agreement may be terminated by Wellstar in the event Sellers fail to perform any of its covenants or obligations under this Agreement or in the event the conditions to Closing by Wellstar set forth in Section 5.1 have not been satisfied on or prior to the Closing Date by Sellers (a "Failure of Condition"). In the event there has been a Failure of Condition by Sellers, Wellstar shall give Sellers written notice of the specific nature of such failure and of Wellstar's exercise of its right to terminate.

     8.2 Conditions to Sellers' Closing Not Satisfied. This Agreement may be terminated by Sellers in the event Wellstar fails to perform any material covenant or obligation of Wellstar under this Agreement or in the event the conditions to Closing by Sellers set forth in Section 5.2 have not been satisfied on or prior to the Closing Date by Wellstar (a "Failure of Condition"). In the event there has been a Failure of Condition by Wellstar, Sellers shall give Wellstar written notice of the specific nature of such failure and of Wellstar's exercise of its right to terminate.

     8.3 Effect of Termination. In the event this Agreement is terminated in accordance with Sections 8.1, 8.2, 8.3, no party shall have any further obligation to perform its obligations under this Agreement (other than the obligations under this section). No termination of this Agreement shall affect any rights and remedies afforded to any party at law or in equity with respect to a breach of this Agreement by any other party hereto, and all such rights and remedies shall be cumulative and not mutually exclusive. In the event any party obtains a judgment against the other in any action or proceeding arising out of this Agreement, a reasonable attorney's fee as fixed by the court shall be included in such judgment.

                                   ARTICLE 9
                                  MISCELLANEOUS


     9.1 Survival of Representations and Warranties. All warranties, representations and agreements, including the representations set forth in the Recitals hereto, which are hereby specifically incorporated by reference as material representations of this Agreement as if fully rewritten herein, contained herein or arising out of the sale or transfer of the Sellers' Assets shall survive Closing and transfer of Wellstar's stock.

     9.2 Confidentiality; Publicity. The parties hereto have entered into that certain Confidentiality Agreement incorporated in the terms and condition of the Letter of Intent between the parties dated September 21, 2005 (the "Confidentiality Agreement"). The provisions of the Confidentiality Agreement shall remain in full force and effect and shall survive the execution of this Agreement and shall remain in full force and effect up to and through the completion of Closing, at which time the Confidentiality Agreement shall cease to be of any further force or effect. Except as may be required in order to obtain necessary Consents or Permits, neither party shall disclose the terms and conditions of this Agreement to any other person. The foregoing notwithstanding, either party may disclose the terms and conditions of this Agreement to their attorneys, accountants and professional consultants, provided they agree to maintain such confidentiality. In the event any governmental agency shall request or require production of a copy of this Agreement in connection with any audit, review or investigation, the party from whom the copy is sought may provide a copy of this Agreement to such governmental entity. In the event any party determines that a public announcement of the negotiation, execution or the closing of this Agreement is required, necessary or appropriate in connection with applicable securities laws prior to Closing, it shall so notify the other party, in writing at least ten (10) business days prior to the proposed public announcement with a copy of the press release which must be mutually acceptable to all parties that will be drafted and disseminated.

     9.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or assigns thereof. The foregoing notwithstanding, no party hereto shall have the right, power or authority to assign its rights or delegate its duty hereunder without the express written consent of all of the other parties to this Agreement.

     9.4 Written Amendment; Waiver/Consent. This Agreement may only be amended or modified in writing executed by each of the parties hereto. No waiver or consent, express or implied, by any party to or of any breach or default by any party in the performance by such other party of its obligations hereunder, shall be deemed or construed to be a consent or waiver to or of any other subsequent breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. Failure on the part of a party to exercise its rights or to complain of any act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall constitute a waiver by such party of its rights hereunder until the applicable statute of limitation, if any, has run.

     9.5 Entire Agreement. Except for the Confidentiality Agreement, this Agreement, and the documents executed in connection with this Agreement, contain the entire agreement between the parties respecting the matters herein set forth and supersede all prior agreements and understandings of the parties, either oral or written, respecting such matters.

     9.6 Governing Law; Jurisdiction; Venue. The laws of the State of Florida shall govern the validity, enforcement and interpretation of the Sellers' representations, covenants, warranties and obligations hereunder, provided however that Sellers expressly consent to jurisdiction for the enforcement thereof in the Courts located in the State of Ohio; and the laws of the State of

Ohio shall, except to the extent required by the laws of the State of Nevada, govern the validity, enforcement and interpretation of the Wellstar's representations, covenants, warranties and obligations hereunder, provided however that Wellstar expressly consents to jurisdiction for the enforcement thereof in the Courts located in the State of Florida.

     9.7 Expenses. Each party hereto shall bear all the expenses incurred by them in connection with this Agreement.

     9.8 Brokers. The parties hereto represent and warrant to each other that neither has dealt with any agent, broker, investment banker or finder in connection with the transaction contemplated by this Agreement. Any party to this Agreement through whom a claim to any brokers, finders or other fee is made, does hereby indemnify and agree to defend and hold harmless, the other parties to this Agreement from any loss, Liability, damage, cost or expense, including without limitation, reasonable attorney's fees, court costs and other legal expenses paid or incurred by the other party, that is in any way related to such a claim.

     9.9 No Third-Party Beneficiaries. The terms and conditions of this Agreement are solely for the benefit of the parties hereto and shall not in any manner be construed or interpreted to convey any benefits, contractual or otherwise, on any persons not party to this Agreement.

     9.10 Notices. All notices, demands, requests and other communications required hereunder shall be in writing and sent by ordinary mail, certified mail-return receipt requested, overnight delivery service (such as Federal Express or United Postal Service) or delivered in person. Any communication hereunder shall be deemed to be received on the earlier of (i) three (3) days following posting in the mail, with proper postage attached, addressed to the addressee at its address set forth below (or such other address as such party may have specified by notice delivered in accordance with this section), or (ii) actual receipt by the addressee. All notices shall be addressed as follows:


If to Wellstar:
                  Wellstar International, Inc.
                  6911 Pilliod Road
                  Holland, Ohio
                  Attention:  John A. Antonio

With a copy to:

                  Norman A. Abood, Esq.
                  3306 Executive Parkway, Suite 205
                  Toledo, Ohio 43606

If to Sellers:
                  Micro Health Systems, Inc.
                  7620 Hyannis Lane
                  Parkland, Florida 33067
                  Attention: Robert L. Barnes

With a copy to:

                  Steven B. Dolchin, P.A.
                  3864 Sheridan Street
                  Hollywood, FL 33021

     9.11 Headings: Construction. The headings which have been used through-out this Agreement have been inserted for convenience of reference only and do not constitute matter to be construed in interpreting this Agreement. Words of any gender used in this Agreement shall be held to include the other gender and words of the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. The words "herein," "hereof;" "hereunder," and compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section. If the last day of any time period stated herein shall fall on a Saturday, Sunday or legal holiday, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday or legal holiday. Any exhibit or schedule referenced herein shall be attached hereto and incorporated herein by this reference. In the event of conflict between the main body of this Agreement and the terms and conditions of any exhibits, the terms and conditions of the main body of this Agreement shall control.

     9.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

     9.13 Savings Clause. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect, un-effected by the illegal, invalid or unenforceable provision, or by its severance from this Agreement. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

     9.14 Time of Essence. Time and exact performance are of the essence of this Agreement. The duly authorized representatives of the entities listed below hereby execute this Agreement with the intent of legal binding such entities as of the date above written.

     9.15 Further Assurances. Sellers and Wellstar shall each execute and deliver or cause to be executed and delivered such further instruments of transfer, assignment and conveyance and take such action as is reasonably required to more effectively carry out the transfer of the Sellers' Assets and the consummation of the matters contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Micro Health Systems, Inc.                     Wellstar International, Inc.

By: /s/ Robert L. Barnes                       By: /s/ John A. Antonio
------------------------------                 -------------------------
Robert L. Barnes, President                    John A. Antonio, President


/s/ Robert L. Barnes
--------------------------------
Robert L. Barnes, Individually

(Only   as   to   individual   and   Sellers'    representations,    warranties,
indemnification, consulting agreement and covenant not to compete)

/s/ Terri Cmorey
---------------------------
Terri Cmorey, Individually

(Only   as   to   individual   and   Sellers'    representations,    warranties,
indemnification, consulting agreement and covenant not to compete) -

                                LIST OF EXHIBITS
---------------- ---------------------------------------------------------------
Exhibit A         -   List of Sellers' Assets
---------

                      Part 1 - List of Contracts
                      Part 2 - List of Intellectual Property

Exhibit B         -   List of Excluded Assets
---------

Exhibit C         -   Form of Bill of Sale
---------

Exhibit D         -   Form of Promissory Note
---------

Exhibit E         -   Form of Stock Pledge

Exhibit F         -   Assumed Liabilities and Required Releases
---------

Exhibit G         -   List of Required Consents
---------

                      DISCLOSURE SCHEDULE TABLE OF CONTENTS





Section 3.1.13    -   List of Material Contracts

Section 3.1.18    -   List of Permits

                                   EXHIBIT "A"

                             LIST OF SELLER'S ASSETS
                             -----------------------



Part 1- List of Contracts
-------------------------

          1. Micron Manufacturing and Distribution Agreement dated June 7, 2001

Part 2- List of Intellectual Property
-------------------------------------

1. MHS Image Med 5.0 Disk in Section 9 of Manual.
2. MHS Marketing Information Disk in Section 11 of Manual.
3. Training Manual Disk in Section of Manual.
4. FDA 510K Approval Letters in Sections 5,6,and 7 of Manual

                                   EXHIBIT "B"

                             LIST OF EXCLUDED ASSETS


1. Cash and Cash Equivalents.

2. Computer Furniture and a thermal imaging and other camera and other equipment and fixtures.

                                  Bill of Sale

For Value Received, the undersigned Sellers do hereby sell, transfer and convey to Wellstar International, Inc. the assets more fully described below, free and clear of all liens and encumbrances pursuant to the terms of the Definitive Agreement between the parties dated the 21st day of December 2005.

The assets covered by this Bill of Sale are defined as follows:

Any and all assets owned by Micro Health Systems, inc. ("MHS"), Robert L. Barnes or Terry Cmorey which are used in the MHS business, excluding only the assets detailed as Excluded Assets, along with cash and liquid assets, and specifically including MHS's Intellectual Property, customer lists and records, all thermal images obtained by Sellers existing and potential customer databases, research documents and studies, vendor lists, marketing materials, templates and video clips, web site, all domain names, business name phone and fax numbers, all FDA registrations and communication including but not limited to applications and responses thereto, provided the foregoing shall not in any event include Excluded Assets.

"Intellectual Property" shall include any and all licenses, trademarks, patents, patent rights, engineering and shop drawings, architectural drawings, plans and specifications, sales literature, supplies, computer software, copyrights, computer software license rights and any and all trade secrets, proprietary products and processes or similar property used in or necessary or desirable in connection with the MHS business.

"Excluded Assets" are defined as follows:

1.   Cash and Cash Equivalents.
2. Computer, furniture and a thermal imaging camera and other equipment and fixtures.

IN WITNESS WHEREOF, the parties hereto have duly executed the Agreement as of the date first above written.

Micro Health Systems, Inc.


By: /s/ Robert L. Barnes                             /s/ Terri Cmorey
    --------------------                             ----------------
    Robert L. Barnes, President                      Terry Cmorey

                                   EXHIBIT "D"

                                 PROMISSORY NOTE

Two Hundred Thousand Dollars                            Fort Lauderdale Florida
[$200,000.00]                                                   January 31, 2006


     FOR VALUE RECEIVED, the undersigned, WELLSTAR INTERNATIONAL, INC., a Nevada Corporation, promises to pay to the Order of MICRO HEALTH SYSTEMS, INC., a
Florida corporation, the principal sum of Two Hundred Thousand Dollars ($200,000.00) with interest accruing at the rate of eight percent (8%) per annum on the unpaid balance of the principal.

The first payment shall be due and payable in lawful money of the United States in the sum of One Hundred Thousand Dollars ($100,000.00) together accrued interest on or before the one hundred and eighth (180th) day from the date hereof; and the balance of the principal and interest of One Hundred Thousand Dollars ($100,000.00) together with accrued interest is due and payable on or before the three hundred and sixty fifth (365) day from the date hereof, time being of the essence. This note may be prepaid in whole or in part, without penalty or premium.

     IN CASE DEFAULT OCCURS, the unpaid balance of the Note shall be immediately due and payable without presentment, demand, protest, notice of acceleration or for non-payment and all other requirements necessary to hold the Makers and Endorsers liable. Default shall occur upon nonpayment of a payment. Upon default, the interest shall be at the highest rate allowable by law on the unpaid balance due from the date of default until the default is cured. In the event the Holder is required to enforce this Note, whether suit is brought or not, the Holder is entitled to all costs and expenses incurred including reasonable attorney's fees.

         This Note shall be enforced and construed in accordance with the laws of the State of Florida with venue in Broward County, Florida. Waiver of breach by the Holder of any provision of this Note shall not constitute a waiver of any subsequent breach.

     IN WITNESS WHEREOF, the Maker has signed this Promissory Note the day and year first above written.

                                                WELLSTAR INTERNATIONAL, INC.



                                                By: /s/ John Antonio
                                                   ------------------
                                                John Antonio, President

                                                       [SEAL]



All moneys are payable at: 7620 Hyannis Lane Parkland, FL 33067 or such other place as the Holder may advise.

                             STOCK PLEDGE AGREEMENT


     THIS STOCK PLEDGE AGREEMENT entered into this 21st day of December, 2005, between WELLSTAR INTERNATIONAL, INC., a Nevada corporation, referred to as "Company", MICRO HEALTH SYSTEMS, INC., a Florida corporation, ROBERT L. BARNES and TERRI CMOREY, referred to collectively as "Sellers", WELLSTAR INTERNATIONAL, INC., a Nevada corporation, referred to as "Buyer" and STEVEN B. DOLCHIN, ESQUIRE, referred to as "Escrow Agent".

                              W I T N E S S E T H:

     WHEREAS, the Buyer has a contractual obligation pursuant to the Definitive Agreement to acquire substantially all the assets of the Sellers in consideration for Six Hundred Thousand Dollar ($600,000.00) and Two Million shares of stock of the Company; and

     WHEREAS, the Buyer has executed and delivered a Note that evidences the deferred portion of the purchase price owed to Sellers in the amount of Two Hundred Thousand Dollars ($200,000.00); and

     WHEREAS, the parties desire to provide that additional shares of stock of the Company be held in escrow by the Escrow Agent to provide for security for the faithful payment of the principal and interest under the Note; and

     WHEREAS, the parties acknowledge this Stock Pledge Agreement was entered into as an integral part of that certain Definitive Agreement; and

     NOW, THEREFORE, for and in consideration of the mutual covenants and conditions to be kept herein, and other good and valuable consideration, it is agreed as follows:

     1. Delivery of Shares of Stock. Subject to the terms and conditions contained herein, the Company shall deliver a certain number of shares of the Company to be held in escrow to secure the faithful payment and compliance with the terms of the Note accompanied with executed stock powers "in blank" for each stock certificate held in escrow pursuant to the term of this agreement. The stock powers and stock certificates shall be delivered to the Escrow Agent at closing to be held pursuant to this agreement.

     2. Payment of Promissory Note. The payment of the Note, including all principal and interest payments, shall be payable to the Sellers pursuant to the terms of the Note. Upon full payment of the principal and interest of the Note, a copy of which is attached hereto as Exhibit "A", the Sellers shall deliver the original Note to the Escrow Agent and the Escrow Agent shall forward the original Note marked "canceled" together with the stock certificates and stock powers to the Buyer. Upon return of the Note, stock certificates and stock powers, the Escrow Agent shall have no further responsibility hereunder.

     3. Notice of Default. In the event there is a default in the payment of any of the principal and interest under the Note, the Sellers shall instruct the Escrow Agent to notify the Buyer in writing that it is being held in default unless compliance is made within ten (10) days following receipt of the notice from the Escrow Agent.

     4. Effect of Default. In the event of a default in the payment of the principal or interest under the Note, the Escrow Agent after providing ten (10) days written notice of default to the Buyer, shall surrender the shares of stock to the Sellers to be sold at a public or private sale. No action on the part of the Company or the Buyer may take place that will interfere, render or delay the Escrow Agent's obligation to deliver the stock to the Seller.

     5. Rights During Continuance of Escrow. The Buyer shall have the power and authority to exercise its voting rights with respect to the shares of stock held in escrow and the Sellers shall have no authority to exercise voting rights unless and until a default occurs.

     6. Duties of Escrow Agent. The Escrow Agent shall receive the stock certificates and stock powers and shall place such shares and the stock powers in a place for safekeeping and shall deal with such shares only as set forth in this Pledge Agreement. The Escrow Agent shall provide the notice requirements as set forth in this Agreement. The release of the security to the Sellers or the Buyer shall depend upon the payment of the Note and register stock or pay value. The Escrow Agent shall not be requested or demanded by the Company, the Buyer or the Sellers to act in any respect other than as set forth in the Pledge Agreement. The Sellers, the Company and the Buyer expressly indemnify and forever hold harmless the Escrow Agent from all liabilities, demands, causes of action and costs, including reasonable attorneys' fees that may result with respect to the conduct of the Escrow Agent pursuant to the terms of this Pledge Agreement.

     7. Expenses. Expenses incurred by the performance of this Pledge Agreement in providing notices to the parties shall be paid equally by the Sellers and Buyer. It is acknowledged that the Escrow Agent shall not be compensated for services rendered as the Escrow Agent. However the Escrow Agent may be reimbursed for verified expenses incurred in the exercise of his duties.

     8. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, return receipt requested, to the following address:

                  If to Wellstar:
                  Wellstar International, Inc.
                  6911 Pilliod Road
                  Holland, Ohio
                  Attention:  John A. Antonio

With a copy to:

                  Norman A. Abood, Esq.
                  3306 Executive Parkway, Suite 205
                  Toledo, Ohio 43606

If to Sellers:
                  Micro Health Systems, Inc.
                  7620 Hyannis Lane
                  Parkland, Florida 33067
                  Attention: Robert L. Barnes

With a copy to:

                  Steven B. Dolchin, P.A.
                  3864 Sheridan Street
                  Hollywood, FL 33021

If to Escrow Agent:

                  Steven B. Dolchin, Esquire
                  3864 Sheridan Street
                  Hollywood, Florida  33021
                  Telephone: 954-962-5800

     9. Benefit. The rights created by this Pledge Agreement inure to the benefit of and the obligations created hereby shall be binding upon the heirs, assigns, successors and personal representatives of the parties.

     10. Venue. This Pledge Agreement shall be enforced and construed in accordance with the laws of the State of Florida and venue shall be exclusively within Broward County, Florida.

     IN WITNESS WHEREOF, the parties have executed this Pledge Agreement the day and year first above written.

                                          "Company"

                                          Wellstar International, Inc.
Attest:                                   a Nevada corporation


______________________________            By: /s/ John A. Antonio
                                          ------------------------
         Secretary                        John A. Antonio, President

                                          (Seal)


                                          "Sellers"

                                          Micro Health Systems, Inc.
Attest:                                   a Florida Corporation


______________________________            By: /s/ Robert L. Barnes
                                          ----------------------------
         Secretary                        Robert L. Barnes, President

                                          (Seal)


______________________________            /s/ Robert L. Barnes
                                          ----------------------------
Witness Signature                         Robert L. Barnes

------------------------------
Printed Witness Name

------------------------------
Witness Signature

------------------------------
Printed Witness Name


______________________________            /s/ Terri Cmorey
                                          ----------------------------
Witness Signature                         Terri Cmorey

------------------------------
Printed Witness Name

------------------------------
Witness Signature

------------------------------
Printed Witness Name



                                          "Buyer"

                                          Wellstar International, Inc.
Attest:                                   a Nevada corporation


______________________________            By: /s/ John A. Antonio
                                          ----------------------------
                  Secretary               John A. Antonio, President

                                          (Seal)


                                  ESCROW AGENT

         The Escrow Agent hereby agrees to comply with the terms and conditions contained in this Stock Pledge Agreement.

                                          /s/ Steven B. Dolchin
                                          --------------------------
                                          Steven B. Dolchin, Esquire
                                          Escrow Agent

                                   EXHIBIT "F"

                    ASSUMED LIABILITIES AND REQUIRED RELEASES



No outstanding liabilities at closing.

                                   ASSIGNMENT

     THIS ASSIGNMENT entered into this 19th day of December 2005 by and between MICRO HEALTH SYSTEMS, INC., a Florida Corporation, (the "Assignor), WELLSTAR INTERNATIONAL, INC, a Nevada Corporation, (the "Assignee") and MIKRON INSTRUMENT COMPANY, INC, a New Jersey Corporation, (the "Manufacturer').


                                   WITNESSETH:


     WHEREAS, this Assignment of rights to the Manufacturing and Distribution Agreement is an integral part of the sale of substantially all the assets of the Assignor entered into simultaneous herewith; and

     NOW, THEREFORE, for and in consideration for the sum of ten ($10.00) Dollars and other good and valuable consideration, the parties agree as follows:

     ASSIGNMENT Assignor hereby assigns, sells, transfers and forever releases to the Assignee all its rights, obligations, interests and right to renewal, to that certain MANUFACTURING AND DISTRIBUTION AGREEMENT (the "contract") dated June 7, 2001 between Micro Health Systems, Inc as Distributor, and Mikron Instrument Company, Inc., as Manufacturer, a ropy of contract is attached as Exhibit "A'.

             REPRESENTATIONS.
             Assignor represents to the Assignee that:

     1) The rights to the contract are assignable and the obligations delegable, and that this assignment and delegation is a valid exercise of the rights of the Assignor under the contract with the prior written consent of Mikron Instrument Company, Inc.

     2) The contract is valid, genuine and legally enforceable obligations of the parties thereto; and the contract is not in default and is in full force and affect

     3) It has no knowledge of any pending litigation or threatened litigation with respect to the rights or obligations under the contract.

     4) The copy of the contract attached as Exhibit "A" is a true, correct and accurate copy of the original contract which has not been altered, modified, revised ar amended.

     5) No Assignment of the contract has been made to any other party.

JAN-26-2006 THU 04:04 PM                                       FAX NO.






     BENEFIT. The Assignment shall inure to the benefit of the successors and assigns of the Assignee.

     IN WITNESS WHEREOF, the Assignor and Assignee have executed this Assignment the day and year first above written.


     Attest to:                               MICRO HEALTh SYSTEMS, INC.


TERRI  CMOREY                                 By: /s/ Robert Barnes
------------------                                 -------------------
Secretary                                         Robert Barnes President

                                                   (Corporate seal)


      STATEOF FLORIDA   )
                        )ss:
      COUNTY OF BROWARD )

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared ROBERT BARNES, as President and TERRI CMOREY as Secretary of MICRO HEALTH SYSTEMS. INC., to me known to be the persons described in and who executed the foregoing instrument and they acknowledged before me that they executed the Same.

     WITNESS my hand and in the County and State last aforesaid this 19th day of
November 2005...........................


                                                  Notary Public
                                                  State of Florida at Large

      My Commission Expires:


                             CONSENT OF MAUFACTURER


     IN CONSIDERATION OF THE FOREGOING, the Manufacturer hereby Consents to the assignment of the Manufacturing and Distribution Agreement dated June 4, 2001 with Micro Health Systems, Inc., to the Assignee, but upon the expressed condition that Assignee assumes and covenants to perform all the duties and obligations of the Distributor under the contract. The


Manufacturer hereby releases the Assignor from any further obligation to perform under the contract and from any further liability thereto.



        DATED this 30th day of NOVEMBER 2005


                                             MICRON INSTRUMENT COMPANY, INC.
                                             A New Jersey Corporation



                                             By: /s/ Gerald D. Posner
                                                ---------------------
                                                Gerald D. Posner

Assumed and accepted by Wellstar International, Inc. this 21st day of December 2005.

                                      Wellstar  International, Inc

                                      By: /s/ John A. Antonio
                                         ---------------------
                                         John A. Antonio
                                         President

                    Manufacturing And Distribution Agreement

                                     Between

                              Micro Health Systems

                                       And

                         Mikron Instruments Company Inc.

                                 June 11th. 2001

                    Manufacturing And Distribution Agreement

This Manufacturing And Distribution Agreement (this "Agreement") is made and entered into as of this 4th day of June 2001 by and between Micro Health Systems, Inc. a Florida Corporation ("Distributor") and Mikron Instrument Company, Inc. ("Manufacturer").

WHEREAS, Mikron manufacturers and markets certain products (as hereinafter defined) and desires to increase the sales of such products in the Medical and Veterinary markets.

WHEREAS, MHS possesses the necessary expertise, financial resources and marketing organization to promote and sell such products and desires to acquire from Mikron the right to resell, market, and distribute the Products separately or as part of a package with other components in the Territory (as hereinafter defined);

WHEREAS, the parties hereto believe that the business relationship regarding the products will be of mutual advantage;

NOW,   THEREFORE,   in  consideration  of  the  mutual  promises  and  covenants hereinafter set forth, the parties agree as follows:

                                   ARTICLE 1.
                                  Definitions

1.1 For purposes of this agreement the following words, terms and phrases, when used herein with an initial capital letter, shall have the meanings herein assigned to them unless the context otherwise requires:

"Contract Term" shall mean the Effective Date June 4, 200]. This agreement will be effective for ten years Date June 4,2011.

"Effective Date" shall mean the date on which this Agreement shall have entered into force as first above written.

"Field of Use" shall mean usage or application within the medical and veterinary field.

MHS 5000 shall mean the camera system consisting of the MHS custom software and 5104I (white) with handles to MHS specifications.

"Product" or "Products" shall mean the MHS 5000 thermal imaging unit as designed and manufactured by Mikron.

"Product Software" shall mean an computer software instruction manuals and software (MHS MED 5.0), regardless of the medium or form on or in which they are encoded, that are supplied by Manufacturer to MHS.

"Purchase Price" shall mean the amount which MHS will pay to Mikron for the products as provided in Section 4.2 hereof

"System" shall mean any system developed by MHS in which the Product or Product Software is incorporated in the field of use.

"System Component" shall mean any part of a System provided by MHS

"Territory" shall mean the USA, Canada, Mexico, Middle East

1.2 Accounting Terms. All accounting terms employed in this agreement shall, unless the context otherwise requires, have the meanings assigned to them under generally accepted accounting principles recognized in the United States of America.

                                    Article 2
                                   Appointment

2.1 Scope. Subject to Section 2.3 Mikron hereby appoints MHS and MHS hereby accepts appointment as Mikron's exclusive distributor in the Field of use during the Contract Term, with the right to sell or otherwise distribute products in the territory, as part of a system, subject to all the terms and conditions of this Agreement.

Notwithstanding any other provision of this Agreement, Mikron shall have no responsibility for and shall make no representations or warranties of any kind with respect to the system or any part thereof other than the products.

2.2 Subdistributors. MHS may appoint any sub distributors or agents to promote and/or distribute the Systems within the Territory. MHS shall at all times remain responsible for the performance of its sub distributors and/or agents, and MHS hereby agrees to indemnify and hold harmless Mikron from all damages, losses, liabilities or expenses arising in any manner from any act or omission on the part of its sub distributors or agents.

2.3 Exclusivity. MHS distribution rights shall be exclusive as the Field of Use. Mikron shall not market or sell any of its present or future Products to customers in the Field of Use in the Territory. Mikron shall not appoint another distributor for any of its present or future Products in the Field of Use in the Territory except pursuant to sales that have not yet been performed or distributor obligations predating this agreement as disclosed. During or after the Term of this agreement, Mikron shall not manufacture or sell the MHS 5000, or any related products designed or developed specifically for MHS, to any third party.

                                    ARTICLE 3
                       General Obligations of Distributor

3.1 Best Efforts. MHS agrees to use its best efforts to sell the Systems in a manner that preserves the existing goodwill and promotes the good image of the products and the Manufacturer within the Territory.

3.2  Marketing.  Without  limiting the generality of section 3.1, MHS shall have
the  following   specific   obligations   with  respect  to  the  marketing  and
distribution of the system:

a. To use its best efforts to further the promotion, marketing, sale and or other distribution of Systems in the Territory;

b. To respond promptly to all inquiries from customers, including complaints and requests for additional features, or performance enhancements, and bug fixes and to advise Mikron promptly of all such inquiries to the extent they relate to the product

c. To investigate diligently all leads with respect to potential customers referred to it by any source, including Manufacturer;

d. To maintain, or make provisions for, an adequate staff or trained and qualified sales personnel dedicated on a full-time basis to the sale of the
Systems:

e. MHS shall at all times maintain an accurate and up to date record of the installation of each product, such record to include the installation date, customer name and address, and serial number of the unit installed:

f. To carry out the marketing, sales, technical sales support and technical product support functions in respect of the Systems sold to customers in the Territory by MHS.

g. To obtain all necessary licenses, authorizations and approvals, including without limitation from the FDA or similar authorities throughout the Territory, for the sale and distribution of the Systems within the Field of Use.

3.3 Cooperative Customer/Software Support. Manufacturer and Distributor shall use commercially reasonable efforts to reach an agreement with respect to providing maintenance and other customer support service to customers. There shall be a separate service and support agreement document that describes service, recalibration and support matters pursuant to software issues.

3.4 Governmental Requirements. MHS shall be responsible for compliance with all approvals and requirements established by governmental authorities within the Territory.

3.5 Expenses. Except as otherwise expressly provided herein, each party assumes full responsibility for all costs and expenses which it incurs in carrying out its obligations under this Agreement, including but not limited to all rentals, salaries, commissions, advertising, demonstration, travel and accommodation expenses without the right to reimbursement for any portion thereof from the other party:

                                    ARTICLE 4
                                Sale of Products

4.1 Notice Of Sales. MHS shall notify Manufacturer in writing of all sales or licenses of Products which notice shall be sent by mail or facsimile and shall set forth (1) quantities or products (2) requested delivery dates and shipping information; (3) information with respect to any System Components.

4.2 Terms of Purchase. MHS shall make all payments in immediately available funds on account to Mikron within (30) days of shipment (net 30 days). Manufacturer reserves the right to charge interest of 15% per month on past due amounts. Mikron reserves the right, in its sole discretion, to delay shipping additional Product or Systems in the event the past due amount (exclusive of any cure period) exceeds $50,000 until such times as all past due amounts and any interest thereon are paid in full. The price to the Distributor of the MHS 5000 inclusive of shipping to the Parkland Florida address, shall not exceed USD. As security for its obligations hereunder, MHS shall grant Mikron a security interest in all receivables payable to MHS or any affiliate thereof to the Products or the Systems.

4.3 Product Changes. Manufacturer shall not make changes that materially affect or alter the product specifications for the MHS 5000 without the written concurrence of MHS.

4.4 Resale Prices. MHS may resell Products as a component of the System, at such prices, as MHS, in its sole discretion, shall determine.

4.5 Packaging. In the event MHS requests Mikron to ship a system, MHS shall supply Mikron with all system components, provided however, that Mikron shall not be required to integrate the MHS SOOO and the System Components into a system.

4.6 Intellectual Property. MHS acknowledges Mikron's claim that it owns all right, title and interest in and to the underlying proprietary technology of the MHS 5000 and that MHS shall not acquire any right, title, or interest in and to the underlying proprietary technology, except as expressly set forth in this Agreement. Mikron acknowledges

MHS claims that it owns right, title and interest in and to the particular configuration and calibration of the MHS 5000 of the operating software. Mikron shall not acquire any right, title, or interest in and to the System Components. Except as provided herein for the creation of the Systems, MHS shall not modify, adapt, translate, prepare derivative works from, reverse engineer, disassemble, decompile or otherwise attempt to derive source code from any Products and Product Software. Mikron shall not modify, adapt, translate, prepare derivative works from, reverse engineer, dissemble, decompile or otherwise attempt to derive source code from any system component. MHS will not remove, obscure or alter Manufacturer's copyright notices, trademarks or other proprietary rights notices affixed to or contained within any products and product software. Mikron will not remove, obscure or alter MHS copyright notices, trademarks or other proprietary rights notices affixed to or contained within any System Components.

                                    Article 5
                              Purchase Requirement

5.1 Purchase Commitment. MHS shall use its best efforts to sell 30 systems in the first year. With potential blanket orders for the future.

5.2 Guarantee of Supply. Mikron shall use commercially reasonable efforts to manufacture the Med 5000 in quantities sufficient to meet the bona fide reasonable demands of MHS.

5.3 Essence of Agreement. MHS understands and agrees that agreement upon and achievement of selling equipment is of the essence of this Agreement and that failure to meet such condition shall constitute grounds for termination of the Agreement by Manufacturer under section 14.1 (b) hereof. Mikron understands and agrees that it will uphold and operate the exclusivity provisions of section 2.3 and 10.2 within the Field of Use and the Territory.

                                    Article 6
                            Acceptance and Warranties

6.1 Acceptance of Products. In the event of any shortage, damage or discrepancy in or to a shipment of Products, MHS shall promptly report the same to Mikron and furnish such written evidence or other documentation, as Mikron may deem appropriate. Mikron shall not be liable for any such shortage, damage or discrepancy unless Mikron has received notice and substantiating evidence thereof from MHS within (30) days after delivery of the products. If the substantiating evidence delivered by MHS shall demonstrate to Mikron's satisfaction that Mikron is responsible for such shortage, damage or discrepancy, Mikron shall promptly deliver additional or substitute products to MHS in accordance with the delivery procedures set forth herein, but in no event shall Mikron be liable for any additional costs, expenses or damages incurred by MHS directly or indirectly as a result of such shortage, damage or discrepancy in or to a shipment.

6.2 Warranties: Mikron Warrants:

a. It has full corporate power and authority to grant the licenses in this Agreement and that the Products and Product Software are free from claims of third parties for ownership of infringement.

b. Mikron is the sole owner of all rights, or license to sell, title of interest in the products, and it has not assigned, transferred, licensed, pledged or otherwise encumbered any product or underlying technology or intellectual property rights with the terms of this Agreement.

c. The products are free from defects in design, material and workmanship substantially conform to Manufacturer's current documentation for such products, will perform substantially in accordance with the user manuals accompanying the products, and the user manuals are substantially free of material errors. Mikron's sole obligation in the event of a breach of such warranty shall be to provide MHS product replacement or, if replacement is inadequate as a remedy or, Mikron's opinion, impractical, to refund the purchase price.

6.3 Claims. Warranty claims hereunder must be made promptly and in writing must recite the nature and details of the claim, the date the cause of the claim was first observed; and must be received by Mikron no later that thirty (30) days after such defect becomes known to MHS.

6.4 Limited Warranty. The warranties set forth in this article 6 are intended solely for the benefit of MHS. All claims hereunder shall be made by MHS and may not be made by MHS customers. The warranties set forth above are in lieu of all other warranties, express or implied, which are hereby disclaimed and excluded by Micron, including without limitation any warranty or merchantability or fitness for a particular purpose or use and all obligations or liabilities on the part of MHS for damages arising out of or in connection with the use, repair or performance of the products or the systems.

                                    Article 7
                              Limitation Of Remedy

7.0 Except fraud manufacturer or MHS's liability of any kind shall not include any special, indirect, incidental or consequential losses or damages, even if Mikron or MHS as the case may be, shall have been advised of the possibility of such potential loss or damage.

                                    Article 8
                          Indemnification and Insurance

8.0 Each party shall defend, indemnify and hold the other party harmless against, any loss, liability or cost arising from any suit or proceeding brought by any trial party, based upon any claim, whether in contract, tort (including negligence or fault of any degree) or otherwise, to the extent that such claim arises out of or results from alleged or actual acts of omissions of the indemnifying party on connection with the production, distribution, marketing, indemnify and hold Mikron harmless against any loss, liability or cost arising from any suit or proceeding brought by any third party (including without limitation any governmental entity), based upon any claim, whether in contract, tort (including misrepresentation, negligence or fault of any degree) or otherwise in connection with the production, distribution, marketing and/or use of the system.

                                   Article 10
                                Product Software

10.1 License. Mikron hereby grants to MHS the right and license to use the Product for the contract terms and conditions of this Agreement. 10.2 Exclusive. This license is exclusive in that Mikron agrees that it will not distribute or appoint another person or entity with responsibility for distributing or authority to distribute the Products in the Field of Use in the Territory. This will not prevent Mikron from distributing products other that the MHS 5000 in the Territory to users not within the Field of Use as provided in this Agreement.

10.3 Modification. Adaptation and Copying. MHS may modify, adapt, prepare derivative work and copy the product software solely for the purposes of fulfilling its obligations hereunder.

10.4 Proprietary Rights in Product Software. Mikron further acknowledges and agrees that during the term of this Agreement and thereafter, all Product Software provided hereunder, is and shall remain the property of a proprietary to MHS. Mikron shall not without the prior written consent of MHS disclose (1) any design characteristics or implementation detail of the Product Software or
(2) any of the source code or the Product Software.

10.5 Public Information. Nothing herein shall prevent the parties from using, disclosing or authorizing the disclosure of any proprietary information which is or becomes part of the public domain; provided, however, that the existence of a copyright notice shall not cause or be construed as causing any Product Software to be deemed published or in the public domain or as evidencing MHS intent to waive any rights under law with respect to the protection of Product Software.

10.6 Legal Action. At either party's request, the other party will cooperate fully with the requesting party in any and all legal actions taken by or brought against the requesting party to protect proprietary information.

                                   Article 11
                                      Taxes

11.0 MHS shall pay, or shall reimburse Manufacturer for all taxes, duties and other governmental assessments if incurred with the knowledge and approval of MHS (except income taxes assessed against Manufacturer) in connection with the subject matter of this Agreement.

                                   Article 12
                          Import And Export Of Products

12.1 Import Documentation. MHS shall be responsible for obtaining all licenses and permits and for satisfying all formalities that may be required for the implementation of this Agreement and or the importation of Products and/or the System into the Territory in accordance with law or regulation in force in the Territory.

12.2 Export Regulations. MHS shall supply Mikron on a timely basis with all information and documentation represented by Mikron in order to permit Mikron to obtain licenses for the exportation or re-exportation of the Products and/or the Systems.

12.3 Written Assurances. :MHS hereby assures Mikron as follows:

a. MHS shall not, either directly or indirectly, re-export any on the products and/or Systems from the Territory to any destination to which such re-export is not permitted under a general license established under the United States Export Administration Regulations unless and until Mikron shall have applied for and obtained, at the request and expense of MRS, an individual validated license from the Office Of Export Administration, United States Department of Commerce for such re-export. b. MHS undertaking in subsection (a) of this Section shall survive any termination of this Agreement, regardless of the reason for such termination.

                                   Article 13
                         Compliance With Applicable Laws

13.1 Compliance with Laws. The parties shall comply with all applicable laws affecting this Agreement and its performance hereunder and, without limiting the generality of the foregoing, shall maintain all registrations with governmental agencies, commercial registries, chambers of commerce, or any other offices which may be required under local law in order to enable them to lawfully conduct their business and perform their obligations under this Agreement. Upon written notice from either party, the other party shall provide such information as shall be reasonably considered necessary to verify compliance with the provisions of the Section 13.1

13.2  Materiality.  Noncompliance  by either party with the  provisions  of this article 13 shall constitute a material breach of this Agreement and shall constitute grounds for its termination in accordance with Section 14.1.

                                   Article 14
                              Terms and Termination

14.1 Term and Termination. This agreement shall commence as of the date first above written and shall continue in force for the Contract Term unless earlier terminated by one of the parties in accordance with the following provisions:

a. If Distributor fails during the Contract Term to pay the purchase price for any Product within (30) days after written notice that such amount is past due.

b. Mikron and MHS shall have the right to terminate this Agreement at any time by notice in writing to the other party in the event that any of the following shall have occurred:

1. The other party shall be in material breach of its obligations hereunder and shall have failed to cure such breach within (30) days after the receipt of written notice thereof from the other party.

2. The other party shall have become insolvent or bankrupt, or seeks a creditor's arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other and not dismissed within sixty (60) days, or shall have had a trustee or receiver or the legal equivalent appointed, or shall otherwise have lost legal control of its business.

14.2 Rights and Obligations on Termination. In the event of termination of this agreement for any reason, the parties shall have the following rights and obligations:

a. Termination of the Agreement shall not release either party from the obligation to make payment of all amounts then or thereafter due and payable. b. Mikron shall have the right at its option to cancel any or all accepted purchase orders which provide for delivery after the effective date of termination. c. The obligation pursuant to Article 8 hereof shall survive termination of the Agreement for any reason whatever.

                                   Article 15
                                    Disputes

15.1 Mediation. In the event of a dispute between the parties under this agreement, the parties agree to meet in person within (30) days of written notification of the dispute at a mutually agreeable location to attempt in good faith to resolve such dispute. If such attempt fails, within (10) days thereafter, the parties agree to appoint a mediator and, attempt in good faith to resolve the dispute within (30) days from appointment of the mediator. If the parties are unable to resolve such dispute in the manner described in this section, they shall be free to pursue such other remedies as are provided under this agreement. During this period of good-faith attempts to voluntarily resolve the dispute, Mikron and MHS shall continue to perform their duties and obligations under this agreement including without limitation maintenance and support of the products.

15.2 Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New Jersey, USA, and the United States without regard to conflicts of laws pre/visions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. Unless otherwise elected by Mikron, the sale jurisdiction and venue for actions related to the subject matter hereof shall be the state and US federal courts in Florida. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving notices or otherwise as allowed by New Jersey or US federal law .

                                   Article 16
                                  Miscellaneous

16.1 Relationship. This agreement does not make either party the employee, agent or legal representative of the other party for any purpose whatsoever. Neither party is granted any right of authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement each party shall be acting as an independent contractor.

16.2 Assignment. Neither party shall have the right to assign or otherwise transfer its rights and obligations under this agreement except with the prior written consent of the other party which consent may be withheld in such party's sole discretion; provided, however, that either party shall be entitled to assign any or all of its rights and obligations hereunder to any other entity controlled by, controlling or under common control with such assigning party, in which event such assigning party shall remain liable as a guarantor for the performance by such other entity of all of its obligations hereunder, and provided further that a successor in interest by merger, operation of law, assignment, purchase or otherwise of substantially all of the business and assets of wither party shall acquire all rights and obligations of such party hereunder. Any prohibited assignment shall be null and void.

16.3 Notices. Notices permitted or required to be given hereunder shall be deemed sufficient if given by registered or certified are mail, postage prepaid, return receipt requested, addressed to the respective addresses of the parties as first above written or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon (a) receipt by the patty to which notice is given, or (b) on the (5th) day following the date such notice was posted, whichever occurs first.

16.4 Entire Agreement. This Agreement, including any exhibits attached hereto, constitutes the entire Agreement of the parties with respect to the subject matter hereof, and supersedes a11 previous agreements by and between the parties as well as all proposals, oral or written, and all negotiations.

                                   Article 17
                                Equipment Package

17.1 Camera package to consist of the following:


        1. 5104 I Camera
        2. Painted White
        3. Two Handles
        4. Carrying Case
        5. Name Decal MHS 5000
        6. Software MHS Med 5.0
        7. Battery Pack And Charger
        8. Mikron shall supply a National Instruments GPIB/PCMCIA at an additional cost to MHS not to exceed $600.00

                                 Signature Page


Manufacturer:              Mikron Instrument Company Inc.
                           A New Jersey Corporation
                           16 Thornton Road
                           Oakland, New Jersey 07436

                           /s/ Jon Chynoweth
                           --------------------------
                           By Jon Chynoweth
                           Title - Vice President
                           Date June 14, 2001


Distributor:               Micro Health Systems Inc.
                           A Florida Corporation
                           7407 Dover Lane
                           Parkland, Florida 33067

                           /s/ Robert Barnes
                           ---------------------------
                           By Robert Barnes
                           Title - President
                           Date June 12, 2001

                           /s/ Terri Cmorey
                           ----------------------------
                           By Terri Cmorey
                           Title - Vice President
                           Date June 12, 2001